Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222385, as supplemented by any post-effective amendment thereto, of Nutrien Ltd. on Form S-8 of our report dated June 23, 2025, related to the financial statements and financial statement schedule appearing in this Annual Report on Form 11-K of the Nutrien Collectively Bargained 401(k) Retirement Plan for the year ended December 31, 2024.

/s/ Eide Bailly LLP

Denver, Colorado

June 23, 2025